UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Ditech Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DITECH NETWORKS, INC.
825 E. Middlefield Road
Mountain View, California 94043

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 10, 2007

Dear Stockholder:

On September 24, 2007, the Board of Directors of DITECH NETWORKS, INC., a Delaware corporation:

1.     Increased the size of the Board to six directors and elected Mr. Todd G. Simpson to be a director of Ditech for the term expiring at the 2007 Annual Meeting of Stockholders;

2.     Nominated Mr. Simpson for election at the 2007 Annual Meeting of Stockholders for a term expiring at the 2010 Annual Meeting of Stockholders; and

3.     Appointed Mr. Simpson as Ditech’s President and Chief Executive Officer.

As a result, the proxy statement that you have already received is hereby amended to provide that in Proposal 1 there are two nominees to be elected, Mr. Simpson and Mr. Hasler, and to include the following information, including Mr. Simpson’s new biography, which is set forth below and also incorporated into Proposal 1.  In addition, you are also being sent a new proxy card that includes Mr. Simpson as an additional nominee.   In the event that you return the proxy card you were previously sent, and not the new proxy card, the proxy card you previously sent will be voted as described in the proxy card you previously sent.

The Board of Ditech now consists of six members, with two members serving in the class to be elected at the 2007 Annual Meeting.  Mr. Simpson’s election was recommended by the Corporate Governance and Nominating Committee as part of its search for a new Chief Executive Officer.

As a result of the actions above, the following are our executive officers, together with their ages and biographical information, with ages as of August 16, 2007:

Name	Age	Position
Todd G. Simpson	41	President, Chief Executive Officer and Director
William J. Tamblyn	48	Executive Vice President and Chief Financial Officer
Lee H. House	49	Vice President of Platform Engineering
Gary D. Testa	40	Vice President, Worldwide Sales
Lowell B. Trangsrud	55	Executive Vice President and Chief Operating Officer

Todd G. Simpson joined Ditech in June 2005 as our Vice President, General Manager in connection with our acquisition of Jasomi Networks, Inc., and was promoted to Vice President, Marketing, in May 2007 and to President and Chief Executive Officer in September 2007. Prior to joining Ditech, Mr. Simpson was President and CEO from January 2005 until June 2005. Prior to joining Jasomi, Mr. Simpson was a Founder and Director of Call Genie Inc., a provider of automated voice solutions for the directory services business. From January 2001 to December 2003, Mr. Simpson served as CTO for Zi Corporation, a provider of embedded software for mobile phones, and where previously, in 2000, he was Vice President of Engineering. Prior to this, he founded a series of companies including Headplay Inc. and Conversion Works. He holds a BSc. and PhD. in Computer Science from the University of Calgary.

William J. Tamblyn joined Ditech in June 1997 as our Vice President and Chief Financial Officer, and was promoted to Executive Vice President in May 2004. Mr. Tamblyn was the Chief Financial Officer at Conductus, Inc., a telecommunications company, from January 1994 to June 1997. He served as Chief Financial Officer at Ramtek, an imaging company, from May 1993 to December 1993. Prior to May 1993, Mr. Tamblyn worked in public accounting, including for Coopers & Lybrand, LLP. He has a B.S. in Accounting from San Jose State University and is a certified public accountant.

Lee H. House joined Ditech in May 2002 as our Vice President of Echo Engineering. Mr. House joined Ditech from Jetstream Communications, where he was the Senior Director of Systems Development since

May 2000. Prior to Jetstream, he was the Senior Director of DSL Product Management and Business Development for 3Com Corporation since 1998. From 1989 to 1998, he held a variety of positions at IBM. During his tenure, Mr. House held senior management positions in research and development and product management, as well as serving in many engineering development and design roles. Mr. House received both his Masters in Business Administration and his Masters in Electrical Engineering from Duke University. He also holds a BA from Rhodes College and a BSEE from Christian Brothers University.

Gary D. Testa joined Ditech in February 2006 as our Vice President, Worldwide Sales from Aurora Networks, a privately held manufacturer of advanced communications systems for broadband networks where he was Vice President of Worldwide Sales. In this position he developed successful customer relationships resulting in a four-fold revenue growth over a two year period and built sales teams in the US, Middle East, Asia and Europe. From 2001 to 2004, Mr. Testa held the position of Sr. Vice President of Sales, Marketing and Customer Care for Gluon Networks, a venture start-up that developed a CLASS 5 softswitch solution. Prior to Gluon, he served in a series of senior sales management positions with various telecommunications companies. He holds a BS from the University of California, Irvine.

Lowell B. Trangsrud joined Ditech in July 2001 as our Vice President of Operations after his service at Compaq Computers, a computer and peripherals company, where he worked from 1995 to 2001. Mr. Trangsrud was promoted to Executive Vice President in May 2004 and promoted to Chief Operating Officer in May 2005. In his last position at Compaq, Mr. Trangsrud served as Vice President of Manufacturing for High Availability Solutions Manufacturing. From 1990 to 1995, he worked for Tandem Computers, and in his last position served as Vice President, Worldwide Supply Chain Operation. From 1973 to 1990, Mr. Trangsrud worked for Sperry Corporation and Honeywell, serving in a variety of engineering and management roles. Mr. Trangsrud has an A.A. in Electronics from North Dakota State College of Science, a B.A. in Management and a B.S. in Business Administration from the University of Phoenix.

By Order of the Board of Directors

William J. Tamblyn
Secretary
Mountain View, California
September 24, 2007

DITECH NETWORKS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

Wednesday, October 10, 2007
1:00 p.m. (local time)

Office of Ditech Networks, Inc.
825 E. Middlefield Road
Mountain View, California 94043

Ditech Networks, Inc.
825 E. Middlefield Road
Mountain View, California 94043

This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on October 10, 2007.

The undersigned hereby appoints Edwin L. Harper and William J. Tamblyn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Ditech Networks, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Ditech Networks, Inc. to be held at the offices of Ditech Networks, Inc., 825 E. Middlefield Road, Mountain View, California 94043, on Wednesday, October 10, 2007 at 1:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.    To elect two directors to hold office until the 2010 Annual Meeting of Stockholders.

01  Mr. William A Hasler

02 Mr. Todd G. Simpson

☐	FOR the nominees	☐	WITHHOLD AUTHORITY

	(except as marked to the contrary		to vote for the nominees.
below).

(Instructions:  To wighhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)  [                     ]

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:   To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of Ditech for its fiscal year ending April 30, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

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